SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      July 29, 2004

Universal Access Global Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28559

(Commission File Number)

36-4408076

(IRS Employer Identification Number)

233 South Wacker Drive, Suite 600, Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 660-5000

Item 3. Bankruptcy or Receivership

On August 4, 2004, Universal Access Global Holdings Inc. (the “Company”) and its domestic subsidiaries (each a “Debtor” and collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”).  The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Further details of the filing are included in the press release attached as Exhibit 99.1 to this report, which is incorporated herein by reference.

Item 4. Changes in Registrant’s Certifying Accountant

On August 2, 2004, the Company received notice that, effective upon the Company’s filing of its Form 10-Q for the quarter ended June 30, 2004, PricewaterhouseCoopers LLP will resign as the Company’s independent accountants.

During the two most recent fiscal years and through August 4, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements as of and for the year ended December 31, 2003, included an explanatory paragraph disclosing that recurring losses from operations, negative cash flows from operating activities, decreasing revenues, and a net working capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern.  The report of PricewaterhouseCoopers LLP for the Company’s consolidated financial statements as of and for the year ended December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through August 4, 2004, there have been no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated August 4, 2004, is filed as Exhibit 16 to this Form 8-K.

The Company’s Audit Committee is currently in the process of selecting a new independent registered public accounting firm.  Upon making such selection, the Company will file a subsequent Current Report on Form 8-K in accordance with the requirements of Form 8-K.

Item 5. Other Events and Regulation FD Disclosure

Anthony P. Dolanski has resigned from the Board of Directors of the Company effective July 29, 2004.

William Elsner and Anthony Daffer have resigned from the Board of Directors of the Company effective August 3, 2004.

Brian Coderre, Chief Financial Officer of the Company will be leaving the Company effective, August 3, 2004, as part of a reduction in force of approximately ten employees.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Press release of Universal Access Global Holdings Inc. dated August 4, 2004.

Exhibit 16	Letter from PricewaterhouseCoopers LLP dated August 4, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2004

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/S/ Randy Lay
Randy Lay
Chief Executive Officer

Exhibit Index

Exhibit No.

99.1	Press Release of Universal Access Global Holdings Inc. dated August 4, 2004.

16	Letter from PricewaterhouseCoopers LLP dated August 4, 2004.